Exhibit 3.1

BCS/CD-515 (Rev. 11/11)

MICHIGAN DEPARTMENT OF LICENSING AND REGULATORY AFFAIRS BUREAU OF COMMERCIAL SERVICES
Date Received
This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

Name Steven M. Rivkin, Altair Engineering, Inc.
Address 1820 E. Big Beaver Road
City Troy	State MI	ZIP Code 48083	EFFECTIVE DATE:

Document will be returned to the name and address you enter above.

If left blank, document will be returned to the registered office.

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

For use by Domestic Profit and Nonprofit Corporations

(Please read information and instructions on the last page)

Pursuant to the provisions of Act 284, Public Acts of 1972, (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1. The present name of the corporation is:

ALTAIR ENGINEERING, INC.

2. The identification number assigned by the Bureau is:	151-138

3. Article                II_I                 of the Articles of Incorporation is hereby amended to read as follows:

ARTICLE III

SHARES

A. AUTHORIZED SHARES: The aggregate number of shares which the Corporation is authorized to issue is 30,000,000 shares, divided into and consisting of (a) 19,000,000 shares of Class A Common Stock (the “Class A Common Stock”) and (b) 11,000,000 shares of Class B Common Stock (the “Class B Common Stock”, and together with the Class A Common Stock, the “Common Stock”). The Class A Common Stock shall not in any event be converted into Class B Common Stock.

B. VOTING RIGHTS: Each holder of Class A Common Stock, as such, shall be entitled to one vote for each share of Class A Common Stock held of record by such holder on all matters and questions on which shareholders generally are entitled to vote, except as otherwise specifically provided pursuant to these Articles of Incorporation or pursuant to the Act. Each holder of Class B Common Stock, as such, shall be entitled to ten votes for each share of Class B Common Stock held of record by such holder on all matters and questions on which shareholders generally are entitled to vote, except as otherwise specifically provided pursuant to these Articles of Incorporation or pursuant to the Act.

C. DISTRIBUTIONS AND DIVIDENDS: The holders of the Common Stock shall be entitled to such distribution, dividend, liquidation and other rights ratably in proportion to the number of shares of Common Stock held by them respectively.

COMPLETE ONLY ONE OF THE FOLLOWING:

4. Profit or Nonprofit Corporations: For amendments adopted by unanimous consent of incorporators before the first meeting of the board of directors or trustees.

    The foregoing amendment to the Articles of Incorporation was duly adopted on the                 day of                         ,                     , in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.

Signed this day of ,

(Signature)	(Signature)

(Type or Print Name)	(Type or Print Name)

(Signature)	(Signature)

(Type or Print Name)	(Type or Print Name)

5. Profit Corporation Only: Shareholder or Board Approval

The foregoing amendment to the Articles of Incorporation proposed by the board was duly adopted on the

            31st              day of             March            ,             2017            , by the: (check one of the following)

☐	shareholders at a meeting in accordance with Section 611(3) of the Act.

☑	written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) of the Act. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.)

☐	written consent of all the shareholders entitled to vote in accordance with Section 407(2) of the Act.

☐	board of a profit corporation pursuant to section 611(2) of the Act.

Profit Corporations and Professional Service Corporations

Signed this 31st day of March, 2017

By /s/ Steven M. Rivkin
(Signature of an authorized officer or agent)

Steven M. Rivkin

6.	Nonprofit corporation only: Member, shareholder, or board approval

The foregoing amendment to the Articles of Incorporation was duly adopted on the                      day of                      ,                     by the (check one of the following)

Member or shareholder approval for nonprofit corporations organized on a membership or share basis

☐	members or shareholders at a meeting in accordance with Section 611(2) of the Act.

☐	written consent of the members or shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act. Written notice to members or shareholders who have consented in writing has been given. (Note: Written consent by less than all of the members or shareholders is permitted only if such provision appears in the Articles of Incorporation.)

☐	written consent of all the members or shareholders entitled to vote in accordance with section 407(3) of the Act.

Directors (Only if the Articles state that the corporation is organized on a directorship basis)

☐	directors at a meeting in accordance with Section 611(2) of the Act.

☐	written consent of all directors pursuant to Section 525 of the Act.

Nonprofit Corporations

Signed this day of ,

By
(Signature of President, Vice-President, Chairperson or Vice-Chairperson)

(Type or Print Name) (Type or Print Title)

BCS/CD-515 (Rev. 11/11)	Name of person or organization remitting fees.

Preparer’s Name Steven M. Rivkin	Altair Engineering Inc.

Business telephone number (248) 470-2176

INFORMATION AND INSTRUCTIONS

1.	This form may be used to draft your Certificate of Amendment to the Articles of Incorporation. A document required or permitted to be filed under the act cannot be filed unless it contains the minimum information required by the act. The format provided contains only the minimal information required to make the document fileable and may not meet your needs. This is a legal document and agency staff cannot provide legaladvice.

2.	Submit one original of this document. Upon filing, the document will be added to the records of the Bureau of Commercial Services. The original will be returned to your registered office address, unless you enter a different address in the box on the front of this document.

Since the document will be maintained on electronic format, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.

3.	This Certificate is to be used pursuant to the provisions of section 631 of Act 284, P.A. of 1972, or Act 162, P.A. of 1982, for the purpose of amending the Articles of Incorporation of a domestic profit corporation or nonprofit corporation. Do not use this form for restated articles.

4.	Item 2—Enter the identification number previously assigned by the Bureau. If this number is unknown, leave it blank.

5.	Item 3—The article(s) being amended must be set forth in its entirety. However, if the article being amended is divided into separately identifiable sections, only the sections being amended need be included.

6.	If the amendment changes the term of existence to other than perpetual, all nonprofit corporations except churches must obtain a consent to dissolution, or a written statement that the consent is not required, from the Michigan Attorney General, Consumer Protection and Charitable Trusts Division, P.O. Box 30214, Lansing, MI 48909, (517) 373-1152. Application for the consent should be made at least 45 days before the desired effective date of the dissolution. This certificate cannot be filed unless it is accompanied by the consent or written statement.

7.	This document is effective on the date endorsed “filed” by the Bureau. A later effective date, no more than 90 days after the date of delivery, may be stated as an additional article.

8.	Signatures:

Profit Corporations: (Complete either Item 4 or Item 5)

1) Item 4 must be signed by at least a majority of the Incorporators listed in the Articles of Incorporation.

2) Item 5 must be signed by an authorized officer or agent of the corporation.

Nonprofit Corporations: (Complete either Item 4 or Item 6)

1) Item 4 must be signed by all incorporators listed in the Articles of Incorporation.

2) Item 6 must be signed by either the president, vice-president, chairperson or vice-chairperson.

9.	FEES: Make remittance payable to the State of Michigan. Include corporation name and identification number on check or money order.

NONREFUNDABLE FEE:	$10.00

ADDITIONAL FEES DUE FOR INCREASED AUTHORIZED SHARES OF PROFIT CORPORATIONS ARE:

Amount of Increase	Fee

1-60,000	$50.00
60,001-1,000,000	$100.00
1,000,001-5,000,000	$300.00
5,000,001-10,000,000	$500.00
More than 10,000,000	$500.00 for first 10,000,000 plus $1000.00 for each additional 10,000,000, or portion thereof

Submit with check or money order by mail: Michigan Department of Licensing and Regulatory Affairs Bureau of Commercial Services Corporation Division P.O. Box 30054 Lansing, MI 48909	To submit in person: 2501 Woodlake Circle Okemos, MI Telephone: (517) 241-6470 Fees may be paid by check, money order, VISA or Mastercard when delivered in person to our office.

MICH-ELF (Michigan Electronic Filing System):

First Time Users: Call (517) 241-6470, or visit our website at http://www.michigan.gov/corporations Customer with MICH-ELF Filer Account: Send document to (517) 636-6437

LARA is an equal opportunity employer/program. Auxiliary aids, services and other reasonable accommodations are available upon request to individuals with disabilities.

Optional expedited service.

Expedited review and filing, if fileable, is available for all documents for profit corporations, limited liability companies, limited partnerships and nonprofit corporations.

The nonrefundable expedited service fee is in addition to the regular fees applicable to the specific document.

Please complete a separate BCS/CD-272 form for expedited service for each document submitted in person, by mail or MICH-ELF.

24-hour service - $50 for formation documents and applications for certificate of authority.

24-hour service - $100 for any document concerning an existing entity.

Same day service

•	Same day - $100 for formation documents and applications for certificate of authority.

•	Same day - $200 for any document concerning an existing entity.

Review completed on day of receipt. Document and request for same day expedited service must be received by 1 p.m. EST OR EDT.

•	Two hour - $500

Review completed within two hours on day of receipt. Document and request for two hour expedited service must be received by 3 p.m. EST OR EDT.

•	One hour - $1000

Review completed within one hour on day of receipt. Document and request for 1 hour expedited service must be received by 4 p.m. EST OR EDT.

First time MICH-ELF user requesting expedited service must obtain a MICH-ELF filer number prior to submitting a document for expedited service. BCS/CD-901.

Changes to information on MICH-ELF user’s account must be submitted before requesting expedited service. BCS/CD-901.

Documents submitted by mail are delivered to a remote location for receipts processing and are then forwarded to the Corporation Division for review. Day of receipt for mailed expedited service requests is the day the Corporation Division receives the request.

Rev. 5/10

BCS/CD-510    (Rev. 04/11)

MICHIGAN DEPARTMENT OF LICENSING AND REGULATORY AFFAIRS BUREAU OF COMMERCIAL SERVICES
Date Received	(FOR BUREAU USE ONLY)
This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

Name Steven M. Rivkin, Altair Engineering, Inc.
Address 1820 E. Big Beaver Road
City Troy	State MI	ZIP Code 48083	EFFECTIVE DATE:

Document will be returned to the name and address you enter above.
If left blank document will be mailed to the registered office.

RESTATED ARTICLES OF INCORPORATION

OF

ALTAIR ENGINEERING INC.

Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Articles:

1.	The present name of the corporation is: ALTAIR ENGINEERING INC.

2.	The identification number assigned by the Bureau is: 151-138

3.	All former names of the corporation are: N/A

4.	The date of filing the original Articles of Incorporation was: APRIL 17, 1985

The following Restated Articles of Incorporation supersede the Articles of Incorporation as amended and shall be the Articles of Incorporation for the corporation:

ARTICLE I

NAME

The name of the Corporation is ALTAIR ENGINEERING INC.

ARTICLE II

PURPOSE

The purpose or purposes for which the Corporation is formed is to engage in any activity within the purposes for which corporations may be formed under the Business Corporation Act of Michigan (the “Act”).

ARTICLE III

SHARES

A. AUTHORIZED SHARES: The aggregate number of shares which the Corporation is authorized to issue is 31,108,439 shares, divided into and consisting of (a) 24,819,971 shares of Class A Voting Common Stock (the “Class A Common Stock”) and (b) 6,288,468 shares of Class B Non-Voting Common Stock (the “Class B Common Stock”, and together with the Class A Common Stock, the “Common Stock”). The Class A Common Stock shall not in any event be converted into Class B Common Stock.

B. VOTING RIGHTS: Each holder of Class A Common Stock, as such, shall be entitled to one vote for each share of Class A Common Stock held of record by such holder on all matters and questions on which shareholders generally are entitled to vote, except as otherwise specifically provided pursuant to these Articles of Incorporation or pursuant to the Act. Holders of the Class B Common Stock shall not be entitled to vote upon any matter or question except as otherwise specifically required by the Act.

C. DISTRIBUTIONS AND DIVIDENDS: The holders of the Common Stock shall be entitled to such distribution, dividend, liquidation and other rights ratably in proportion to the number of shares of Common Stock held by them respectively.

ARTICLE IV

REGISTERED OFFICE/RESIDENT AGENT

1. The address and mailing address of the registered office is:

1820 E. Big Beaver Road, Troy, Michigan 48083

2. The name of the resident agent at the registered office is: James R. Scapa

ARTICLE V

ACTION WITHOUT MEETING

Any action required or permitted by the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. A written consent shall bear the date of signature of the shareholder who signs the consent. Written consents are not effective to take corporate action unless within 60 days after the record date for determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents dated not more than 10 days before the record date and signed by a sufficient number of shareholders to take the action are delivered to the Corporation. Delivery shall be to the Corporation’s registered office, its principal place of business, or an officer or agent of the Corporation having custody of the minutes of the proceedings of its shareholders. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who would have been entitled to notice

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of the shareholder meeting if the action had been taken at a meeting and who have not consented to the action in writing. An electronic transmission consenting to an action must comply with Section 407(3) of the Act.

ARTICLE VI

DIRECTOR LIABILITY

To the full extent permitted by the Act or any other applicable laws presently or hereafter in effect no director of the Corporation shall be personally liable to the Corporation or its shareholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Corporation. Any repeal or modification of this Article VI shall not adversely affect any right or protection of a director of the Corporation existing hereunder immediately prior to, or for or with respect to any acts or omissions occurring before, such repeal or modification.

ARTICLE VII

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Each person who is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation to the full extent permitted by the Act or any other applicable laws as presently or hereafter in effect. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provides for indemnification greater or different than that provided in this Article. Any repeal or modification of this Article VII shall not adversely affect any right or protection existing hereunder immediately prior to, or for or with respect to any acts or omissions occurring before, such repeal or modification.

These Restated Articles of Incorporation were duly adopted on the 9th day of November, 2011, in accordance with the provisions of Section 642 of the Act and were duly adopted by the written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) of the Act. Written notice to shareholders who have not consented in writing has been given.

Signed this 9th day of November, 2011.

/s/ Tom M. Perring
Tom M. Perring
Chief Administrative Officer

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